Exhibit 10.135

NEITHER THIS NOTE NOR THE SECURITIES THAT MAY BE ISSUED BY THE COMPANY UPON CONVERSION HEREOF (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE”1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER,THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT, (III) MAY BE TRANSFERRED WITHOUT LIMITATION TO AN AFFILIATE OF THE HOLDER OR; (IV) UNLESS SOLD, TRANSFERRED OR ASSIGNEDPURSUANT TO RULE 144 UNDER THE 1933 ACT.

2% CONVERTIBLE PROMISSORY NOTE

$650,000.00	New York, NY

MATURITY DATE OF JUNE 21, 2022 THE “MATURITY DATE”

DECEMBER 27, 2021 ‘THE “ISSUANCE DATE”

FOR VALUE RECEIVED, Clean Energy Technologies, Inc., a Nevada Corporation (the “Company”) doing business in Costa Mesa, CA, hereby promises to pay to the order of Universal Scope Inc., a company incorporated in the British Virgin Islands under with registered number 440456 and an accredited investor or its assigns (the “Holder”), the principal amount (the “Principal Amount”) of Six Hundred Fifty Thousand ($650,000) dollars (“Note”), at any time on or before June 21, 2022 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of Two Percent (2%) per annum (the “Interest Rate”) commencing on the date hereof (the “Issuance Date”). The Company hereby acknowledges receipt of the Principal Amount from Holder.

1. Payments of Principal and Interest.

a. Pre-payment Payment of Principal and Interest. The Company may pre-pay principal or interest on this Note at any time prior to the Maturity Date, without penalty.

b. Interest. This Note shall bear interest (“Interest”) at the rate of Two Percent (2%) per annum from the Issuance Date until the same is paid in full, or otherwise converted in accordance with Section 2 below, and the Holder, at the Company’s sole discretion, may include any accrued but unpaid Interest in the Conversion Amount. Interest shall commence accruing on the Issuance Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall accrue daily and. Upon an Event of Default, as defined in Section 10 below, the Interest Rate shall increase to Eight Percent (8%) per annum for so long as the Event of Default is continuing (“Default Interest”).

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c. General Payment Provisions. This Note shall be paid in lawful money of the United States of America by check or wire transfer to such account as the Holder may from time to time designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

2. Conversion of Note. In accordance with the terms of subsection 2(b) below, the Conversion Amount (see Paragraph2(a)(i) of this Note shall be convertible into shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), according to the terms and conditions set forth in this Paragraph 2.

a. Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

i. “Conversion Amount” means the sum of (a) the principal amount of this Note to be converted with respect to which this determination is being made, (b) Interest; and (c) Default Interest, if any, if so included at the Holder’s sole discretion.

ii. “Conversion Price” means a fix price $0.06 per share of company’s common stock.

iii. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

iv. “Conversion Shares” means the Conversion Shares of the Common Stock of the Company into which any balance on this Note may be converted upon submission of a “Conversion Notice” to the Company substantially in the form attached hereto as Exhibit 1.

b. Holder’s Conversion Rights. At any time prior to Holder’s receipt of a payment notice from the Company of re-payment of all outstanding interest and if such payment is made within five (5) Business Days of the date of such notice, the Holder shall be entitled to convert all of the outstanding and unpaid principal and accrued interest of this Note into fully paid and non-assessable shares of Common Stock in accordance with the stated Conversion Price.

c. Fractional Conversion Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion; if such issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share except in the event that rounding up would violate the conversion limitation set forth in section 2(b) above.

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d. Conversion Amount. The Conversion Amount shall be converted into shares of Common Stock at the Conversion Price.

e. Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

i. Holder’s Conversion Requirements. To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Holder (the “Conversion Date”), the Holder shall transmit by email, facsimile or otherwise deliver, for receipt on or prior to 11:59 p.m., Eastern Time, on such date or on the next Business Day, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit 1 to the Company.

ii. Company’s Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall as soon as practicable, but in no event later than three(3) Business Days after receipt of such Conversion Notice, send, via email, facsimile or overnight courier, a confirmation of receipt of such Conversion Notice to such Holder indicating that the Company will process such Conversion Notice in accordance with the terms herein. Within seven (7) Business Days after the date the Conversion Notice is delivered, the Company shall have issued and electronically transferred the shares to the Broker indicated in the Conversion Notice; should the Company be unable to transfer the shares electronically, it shall, within ten (10) Business Days after the date the Conversion Notice was delivered, have surrendered to an overnight courier for delivery the next day to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled.

iii. Record Holder. The person or persons in whose names the certificates or brokerage account the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

iv. Liquidated Damages for Delinquent Response. If the Company fails to deliver to Holder the Conversion Shares as requested in a Conversion Notice within fifteen (15) business days of the Conversion Date, there shall accrue liquidated damages (the “Conversion Damages”) of $500 per day for each day after the fifteenth (15th) Business Day until delivery of the Conversion Shares is made, and such penalty will be added to the Note being converted. The Parties agree that, at the time of drafting of this Note, the Holder’s damages as to the delinquent response are incapable or difficult to estimate and that the liquidated damages called for is a reasonable forecast of just compensation.

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v. Rescindment of Conversion Notice. If: (i) the Company fails to respond to Holder within four (4) Business Days from the date of delivery of a Conversion Notice confirming the details of the Conversion, (ii) the Company fails to provide the Conversion Shares requested in the Conversion Notice within fifteen (15)Business Days from the date of the delivery of the Conversion Notice, (iii) the Holder is unable to procure a legal opinion required to have the Conversion Shares issued unrestricted and/or deposited to sell for any reason related to the Company’s standing with the SEC or FINRA, or any action or inaction by the Company, (iv) the Holder is unable to deposit the Conversion Shares requested in the Conversion Notice for any reason related to the Company’s standing with the SEC or FINRA; or any action or inaction by the Company, (v) if the Holder is informed that the Company does not have the authorized and issuable Conversion Shares available to satisfy the Conversion, or (vi) if OTC Markets changes the Company’s designation to ‘Limited Information’ (Yield), ‘No Information’ (Stop Sign), ‘Caveat Emptor’ (Skull and Crossbones), or ‘OTC’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign) on the day of or any day after the date of the Conversion Notice, the Holder maintains the option and sole discretion to rescind the Conversion Notice (“Rescindment”) by delivering a notice of rescindment to the Company in the same manner that a Conversion Notice is required to be delivered to the Company pursuant to the terms of this Note.

vi. Transfer Agent Fees and Legal Fees. The issuance of the certificates shall be without charge or expense to the Holder. The Company shall pay any and all Transfer Agent fees and legal fees of up to $500 required for execution of this Note and processing of any Notice of Conversion.

vii. Conversion Right Unconditional. If the Holder shall provide a Notice of Conversion as provided herein, the Company’s obligations to deliver Common Stock shall be absolute and unconditional, irrespective of any claim of setoff, counterclaim, recoupment, or alleged breach by the Holder of any obligation to the Company.

3. Other Rights of Holder: Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive(either directly or upon subsequent liquidation) stock, securities, cash or other assets with respect to or in exchange for Common Stock, whether such position is increased, decreased or remains the same, is referred to herein as “Organic Change.” Prior to the consummation of any (i) Organic Change or(ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the Holder) to deliver to Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar inform and substance to this Note reasonably satisfactory to the Holder. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holder) to ensure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of the Note, such shares of stock, securities, cash or other assets that would have been Issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of the Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Note set forth in Section 2(b) or otherwise). All provisions of this Note must be included to the satisfaction of Holder in any new Note created pursuant to this section. In the event of an Organic change that increases or decreases the number of shares Common Stock outstanding, on a fully diluted basis, the Conversion Price shall be proportionally adjusted upward or down to preserve the percentage of Common Stock, on a fully diluted basis, that the Holder would be issued if converting this Note in full on the date hereof.

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4. Reservation of Conversion Shares. The Company shall at all times, so long as any principal amount of the Note is outstanding, reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, the number of shares of Common Stock as shall at all times be sufficient to effect the conversion of all of the principal amount, plus Interest and Default Interest, if any, of the Note then outstanding (“Share Reserve”), unless the Holder stipulates otherwise in the “Irrevocable Letter of Instructions to the Transfer Agent.” So long as this Note is outstanding, upon written request of the Holder or via telephonic communication, the Company’s Transfer Agent shall furnish to the Holder the then-current number of Common Stock issued and outstanding, the then-current number of Common Stock authorized, the then-current number of restricted shares, and the then-current number of shares reserved for third parties. The provisions of this Section 4 shall constitute irrevocable instructions to the Company’s Transfer Agent to provide Holder with the information provided in this Section.

5. Voting Rights. The Holder of this Note shall have no voting rights as a note holder, except as required by law, however, upon the conversion of any portion of this Note into Common Stock, Holder shall have the same voting rights as all other Common Stockholders with respect to such shares of Common Stock then owned by Holder.

6. Reissuance of Note. In the event of a conversion pursuant to this Note of less than all of the Conversion Amount represented by this Note, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of the Note converted or redeemed, a new note of like tenor representing the remaining principal amount of this Note which has not been so converted or redeemed and which is in substantially the same form as this Note, as set forth above.

7. Default and Remedies.

a. Event of Default. For purposes of this Note, an “Event of Default” shall occur upon:

i. the Company’s default in the payment of the outstanding principal, Interest or Default Interest of this Note when due, whether at the Maturity Date, acceleration or otherwise, after being given 10 Business Days to cure;

ii. the Company’s breach of any material covenants, warranties, or representations made by the Company herein;

iii. the cessation of operations of the Company or a material subsidiary;

iv. the Company pursuant to or within the meaning of any Bankruptcy Law; (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (d) makes a general assignment for the benefit of its creditors;

v. a court of competent jurisdiction entering an order or decree under any Bankruptcy Law that: (a) is for relief against the Company in an involuntary case; (b) appoints a Custodian of the Company or for all or substantially all of its property; or (c) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for thirty (30) days;

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v. the Company files a Form 15 with the SEC; xi. the Company’s failure to timely file all reports required to be filed by it with the Securities and Exchange Commission;

vi. the Company directs its transfer agent not to transfer or issue (electronically or in certificated form) the Conversion Shares of Common Stock to be issued to the Holder upon conversion of this Note.;

The Term “Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal or State Law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

b. Remedies. If an Event of Default occurs, the Holder may in its sole discretion determine to request immediate repayment of all or any portion of the Note that remains outstanding; at such time the Company will be required to pay the Company the Default Amount (defined herein) in cash. For purposes hereof, the “Default Amount” shall mean: the product of (A) the then outstanding principal amount of the Note, plus accrued Interest and Default Interest, divided by (B) the Conversion Price as determined on the Issuance Date. If the Company fails to pay the Default Amount within thirty (30) Business Days of written notice that such amount is due and payable, then Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent there are a sufficient number of authorized but unissued shares), to require the Company, upon written notice, to issue, in lieu of the Default Amount, the number of shares of Common Stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

8. Vote to Change the Terms of this Note. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

9. Lost or Stolen Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and insubstantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount, plus accrued Interest and Default Interest, if any, into Common Stock.

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10. Payment of Collection, Enforcement and Other Costs. If: (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder of this Note in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Note, then the Company shall pay to the Holder all reasonable attorneys’ fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

11. Cancellation. After all principal, accrued Interest and Default Interest, if any, at any time owed on this Note has been paid in full or otherwise converted in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

12. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

13. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending, through certified mail or overnight courier, a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLYWAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OFANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANYTRANSACTION CONTEMPLATED HEREBY.

14. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

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15. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify anymore general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

16. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude further exercise thereof or of any other right, power or privilege.

17. Partial Payment. In the event of partial payment by the Holder, the principal sum due to the Holder shall be prorated based on the consideration actually paid by the Holder such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of this Note, with the exception of any contemplated herein.

18. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects herein. None of the terms of this Note can be waived or modified, except by an amended Note acknowledged by and signed by all parties hereto.

19. Additional Representations and Warranties. The Company expressly acknowledges that the Holder, including but not limited to its officer, directors, employees, agents, and affiliates, have not made any representation or warranty to it outside the terms of this Note. The Company further acknowledges that there have been no representations or warranties about future financing or subsequent transactions between the parties.

20. Notices. All notices and other communications given or made to the Company pursuant hereto shall be in writing(including facsimile or similar electronic transmissions) and shall be deemed effectively given: (i) upon personal delivery, (ii) when sent by electronic mail or facsimile, as deemed received by the close of business on the date sent,(iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or(iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent either by email, or fax, or to the email address or facsimile number set forth on the signature page hereto. The physical address, email address, and phone number provided on the signature page hereto shall be considered valid pursuant to the above stipulations; should the Company’s contact information change from that listed on the signature page, it is incumbent on the Company to inform the Holder.

21. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the rest of the Agreement shall be enforceable in accordance with its terms.

22. Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal, Interest or Default Interest on this Note.

23. Successors and Assigns. This Agreement shall be binding upon all successors and assigns hereto

This Note has been duly authorized and validly executed by the authorized officer of the Company, on the Issuance Date

CLEAN ENERGY TECHNOLOGIES, INC.

By:
Name:	Kambiz Mahdi
Title:	Chief Executive Officer

2990 Redhill Ave.

Costa Mesa, Ca 92626

Email: Kmahdi@cetyinc.com

Phone 949.273.4990 x814

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Exhibit I

Conversion Notice Conversion Notice

Reference is made to the 2% Convertible Note issued by Clean Energy Technologies, Inc. (the “Note”), dated December 27, 2021 in the principal amount of $650,000.00 with 2% interest. The features of conversion stipulate a Conversion Price equal to the $0.06 per share of the Company’s common stock, par value $.001 per share.

In accordance with and pursuant to the Note, the undersigned hereby elects to convert the balance of the Note indicated below into shares of Common Stock, par value $.001 (the “Common Stock”), of the Company, by tendering the Note specified as of the date specified below.

Date of Conversion: ____

Please confirm the following information: Please confirm the following information:

Conversion Amount: ___________

Conversion Price: $ __________ (__) %discount from $_______________ )

Conversion Price: $_____________________

Number of Common Stock to be issued: _________________________

Current Issued/Outstanding: _____________________

If the Issuer is DWAC eligible, please issue the Common Stock into which the Note is being converted in the name of the Holder of the Note and transfer the shares electronically to:

[BROKER INFORMATION]

Holder Authorization:

Do not send certificates to this address,

[DATE]

[CONTINUED ON NEXT PAGE]

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PLEASE BE ADVISED, pursuant to Section 2(e)(ii) of the Note, “Upon receipt by the Company of a copy of the Conversion Notice, the Company shall as soon as practicable after receipt of such Conversion Notice, SEND, VIA EMAIL, FACSIMILE OR OVERNIGHT COURIER, A CONFIRMATION OF RECEIPT OF SUCH CONVERSION NOTICE TO SUCH HOLDER INDICATING THAT THE COMPANY WILL PROCESS SUCH CONVERSION NOTICE in accordance with the terms herein.

Signature:

Kambiz Mahdi
CEO
Clean Energy Technologies, Inc.

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